Exhibit 10.1

PARAMOUNT GROUP, INC.

PERFORMANCE LTIP UNIT AWARD AGREEMENT

Name of Participant:	(the “Participant”)

No. of LTIP Units Awarded:

Grant Date:

RECITALS

A. The Participant is an officer of Paramount Group, Inc., a Maryland corporation (the “Company”) and provides services to Paramount Group Operating Partnership LP, a Delaware limited partnership, through which the Company conducts substantially all of its operations (the “Partnership”).

B. Pursuant to the Company’s 2014 Equity Incentive Plan (as amended and supplemented from time to time, the “Plan”) and the Agreement of Limited Partnership (the “LP Agreement”) of the Partnership, the Company hereby grants the Participant an Other Equity-Based Award (an “Award”) pursuant to the Plan and hereby causes the Partnership to issue to the Participant, the number of Special LTIP Units (as defined in the LP Agreement) set forth above (the “Award LTIP Units”) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the LP Agreement. Upon the close of business on the Grant Date pursuant to this LTIP Unit Award Agreement (this “Agreement”), the Participant shall receive the number of LTIP Units specified above, subject to the restrictions and conditions set forth herein, in the Plan and in the LP Agreement.

C. The exact number of LTIP Units earned under the Award shall be determined following the conclusion of the Performance Period based on the Company’s Total Shareholder Return and Relative Performance during the Performance Period as provided herein. Any Award LTIP Units not earned upon the end of the Performance Period will be forfeited and any additional LTIP Units owed to the Participant shall be issued as soon as reasonably practical following the end of the Performance Period.

NOW, THEREFORE, the Company, the Partnership and the Participant agree as follows:

1. Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan. In addition, as used herein:

“Absolute TSR Component” means 50 percent of the Award LTIP Units. Such Award LTIP Units shall be earned based on the Company’s Total Shareholder Return during the Performance Period.

“Baseline Value” means $                    , representing the average of the Fair Market Value of one share of Common Stock over the five consecutive trading days ending on, and including, the Effective Date.

“Cause” means (a) if the Participant is a party to a Service Agreement, and “Cause” is defined therein, such definition, or (b) if the Participant is not party to a Service Agreement that defines “Cause,” Cause shall mean, (i) the continued failure by the Participant to substantially perform the Participant’s duties with the Employer after written notification by the Employer of such failure; (ii) conduct by the Participant which would reasonably be expected to result in material injury or reputation harm to the Employer; (iii) conduct by the Participant constituting a material act of misconduct in the performance of his or her duties; (iv) the material violation by the Participant of the Company’s Code of Business Conduct and Ethics, as in effect on the Grant Date and as subsequently changed from time to time; or (v) the commission by the Participant of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud.

“Change in Control” means any of the following:

(a) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and the Participant and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Participant is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 35 percent or more of either (i) the combined voting power of the Company’s then outstanding securities or (ii) the then outstanding shares of common stock of the Company (in either such case other than as a result of an acquisition of securities directly from the Company); or

(b) any consolidation or merger of the Company resulting in the voting securities of the Company outstanding immediately prior to the consolidation or merger representing (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) less than 65 percent of the combined voting power of the securities of the surviving entity or its parent outstanding immediately after such consolidation or merger; or

(c) the members of the Board at the beginning of any consecutive 24-calendar month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company’s shareholders, was approved or ratified by a vote of at least a majority of the Incumbent Directors shall be deemed to be an Incumbent Director; or

(d) there shall occur (i) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50 percent of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (ii) the approval by shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the Company’s common stock, par value $0.01 per share, either currently existing or authorized hereafter.

“Common Stock Price” means, as of a particular date, the average of the Fair Market Value of one share of Common Stock over the 30 consecutive trading days ending on, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date); provided, however, that if such date is the date upon which a Transactional Change of Control occurs, the Common Stock Price as of such date shall be equal to the fair value, as determined by the Committee, of the total consideration paid or payable in the transaction resulting in the Transactional Change of Control for one share of Common Stock.

“Continuous Service” means the continuous service to the Employer, without interruption or termination, in any capacity of employee, or, with the written consent of the Committee, consultant. Continuous Service shall not be considered interrupted in the case of: (a) any approved leave of absence; (b) transfers among the Employer, or any successor, in any capacity of employee, or with the written consent of the Committee, as a member of the Board or a consultant; or (c) any change in status as long as the individual remains in the service of the Employer in any capacity of employee or (if the Committee specifically agrees in writing that the Continuous Service is not uninterrupted) as a member of the Board or a consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

“Disability” means (a) if the Participant is a party to a Service Agreement, and “Disability” is defined therein, such definition, or (b) if the Participant is not party to a Service Agreement that defines “Disability,” the Participant has been determined by a physician selected by the Company and reasonably acceptable to the Participant to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Effective Date” means April 1, 2015.

“Employer” means either the Company, the Operating Partnership or any of their Subsidiaries that employ the Participant.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any given date, the fair market value of a security determined by the Committee using any reasonable method and in good faith (such determination will be made in a manner that satisfies Section 409A of the Code and in good-faith as required by Section 422(c)(1) of the Code); provided that (a) if such security is admitted to trading on a national securities exchange, the fair market value of such security on any date shall be the closing sale price reported for such security on the principal stock exchange or, if applicable, any other national exchange on which the security is traded or admitted to trading on such date on which a sale was reported; and (b) if such security is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or a successor quotation system, the fair market value of such security on any such date shall be the average of the highest bid and lowest asked prices for such security on the system on such date on which both the bid and asked prices were reported.

“Good Reason” means (a) if the Participant is party to a Service Agreement, and “Good Reason” is defined therein, such definition, or (b) if the Participant is not party to a Service Agreement that defines “Good Reason,” Good Reason shall mean that the Participant has complied with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following events: (i) a material diminution in the Participant’s responsibilities, authority or duties; (ii) a material diminution in the Participant’s base salary and cash bonus opportunity; (iii) a change in the geographic location at which the Participant provides services to the Company by at least 30 miles; or (iv) a material breach by the Company of this Agreement. “Good Reason Process” shall mean that (A) the Participant reasonably determines in good faith that a “Good Reason” condition has occurred; (B) the Participant notifies the Company in writing of the first occurrence of the Good Reason condition within 30 days of the first occurrence of such condition; (C) the Participant cooperates in good faith with the Company’s efforts, if any, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (D) notwithstanding such efforts, the Good Reason condition continues to exist; and (E) the Participant terminates his or her employment within 60 days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

“Index” means the SNL Office REIT Index.

“Index Return” means, with respect to the Performance Period, the return of the Index over the Performance Period expressed as a percentage. For the avoidance of doubt, the intent of the Committee is that Index Return over the Performance Period be calculated in a manner designed to produce a fair comparison between the Company’s Total Shareholder Return and the Index Return for the purpose of determining Relative Performance and therefore calculating the earned portion of the Relative TSR Component.

“Partial Service Factor” means a factor carried out to the sixth decimal to be used in calculating the number of LTIP Units earned pursuant to Section 3(d) hereof in the event of a Qualified Termination of the Participant’s Continuous Service prior to the Valuation Date, determined by dividing (a) the number of calendar days that have elapsed since the Effective Date to and including the date of the Participant’s Qualified Termination by (b) the number of calendar days from the Effective Date to and including the Valuation Date.

“Performance Period” means the period beginning on the Effective Date and ending on the Valuation Date.

“Relative Performance” means the differential between Total Shareholder Return and the Index Return. For this purpose, Total Shareholder Return relative to the Index Return will be computed through each day of the consecutive 30-day trading period within the final 90-day period of the Performance Period that results in the highest Relative Performance.

“Relative TSR Component” means 50 percent of the Award LTIP Units. Such Award LTIP Units shall be earned based on the Company’s Relative Performance during the Performance Period.

“Securities Act” means the Securities Act of 1933, as amended.

“Service Agreement” means, as of a particular date, any employment, consulting or similar service agreement then in effect between the Participant, on the one hand, and the Employer, on the other hand, as amended or supplemented through such date.

“Total Shareholder Return” means, with respect to the Performance Period, the total return (expressed as a percentage) that would have been realized by a shareholder who (a) bought one share of Common Stock at the Baseline Value on the Effective Date, (b) reinvested each dividend and other distribution declared during the Performance Period with respect to such share (and any other shares, or fractions thereof, previously received upon reinvestment of dividends or other distributions or on account of stock dividends), without deduction for any taxes with respect to such dividends or other distributions or any charges in connection with such reinvestment, in additional shares of Common Stock at a price per share equal to (i) the Fair Market Value on the trading day immediately preceding the ex-dividend date for such dividend or other distribution less (ii) the amount of such dividend or other distribution, and (c) sold such shares on the Valuation Date at the highest Common Stock Price among those calculated as of every day within the 90-day consecutive period immediately preceding the Valuation Date, without deduction for any taxes with respect to any gain on such sale or any charges in connection with such sale. As set forth in, and pursuant to, Section 7 of this Agreement, appropriate adjustments to the Total Shareholder Return shall be made to take into account all stock dividends, stock splits, reverse stock splits and the other events set forth in Section 7 that occur during the Performance Period.

“Transactional Change of Control” means a Change of Control resulting from any person or group making a tender offer for Common Stock, a merger or consolidation where the Company is not the acquirer or surviving entity or consisting of a sale, lease, exchange or other transfer to an unrelated party of all or substantially all of the assets of the Company.

“Valuation Date” means the earlier of (a) March 31, 2018, or (b) the date upon which a Change of Control shall occur.

2. Effectiveness of Award. The Participant shall be admitted as a partner of the Partnership with beneficial ownership of the Award LTIP Units as of the Grant Date by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the LP Agreement (attached hereto as Exhibit A). Upon execution of this Agreement by the Participant, the Partnership and the Company, the books and records of the Partnership shall reflect the issuance to the Participant of the Award LTIP Units. Thereupon, the Participant shall have all the rights of a Limited Partner of the Partnership with respect to a number of LTIP Units equal to the Award LTIP Units, as set forth in the LP Agreement, subject, however, to the restrictions and conditions specified in Section 3 below.

3. Vesting and Earning of Award LTIP Units.

(a) This Award is subject to performance vesting during the Performance Period and service vesting thereafter tied to Continuous Service of the Participant for two years after the last day of the Performance Period. The Award LTIP Units will be subject to forfeiture based on the Company’s Total Shareholder Return and Relative Performance during the Performance Period as set forth in this Section 3.

(b) The number of Award LTIP Units earned under the Absolute TSR Component of the Award will be determined as follows:

Total Shareholder Return	Percentage of Absolute TSR Component Earned

21%	25%

40%	100%

The Absolute TSR Component of the Award will be forfeited in its entirety if the Total Shareholder Return is less than 21 percent. If the Total Shareholder Return is between 21 percent and 40 percent, the percentage of the Absolute TSR Component earned will be determined using linear interpolation as between those tiers.

(c) The number of Award LTIP Units earned under the Relative TSR Component of the Award will be determined as follows:

Relative Performance	Percentage of Relative TSR Component Earned

+100 basis points	25%

+700 basis points	100%

The Relative TSR Component of the Award will be forfeited in its entirety if the Relative Performance is less than 100 basis points above the Index. If the Relative Performance is between +100 basis points and +700 basis points, the percentage of the Relative TSR Component earned will be determined using linear interpolation as between those tiers.

(d) As soon as practicable following the Valuation Date, the Committee shall:

(i) determine the number of LTIP Units earned by the Participant under both the Absolute TSR Component and the Relative TSR Component.

(ii) determine the number of additional LTIP Units that would have accumulated if the Participant had received all dividends paid by the Company with respect to earned LTIP Units determined pursuant to clause (i) (reduced by the distributions actually paid with respect to the Award LTIP Units) and such dividends had been invested in Common Stock at a price equal to the Fair Market Value of one share of Common Stock on the ex-dividend date (together with the earned LTIP Units determined pursuant to clause (i), the “Earned LTIP Unit Equivalent”). Notwithstanding the foregoing, the Committee retains the discretion to pay out the value of the dividends determined pursuant to the preceding sentence in cash. In that event, the Earned LTIP Unit Equivalent shall refer to the earned LTIP Units determined pursuant to clause (i) only.

If the Earned LTIP Unit Equivalent is smaller than the number of Award LTIP Units previously issued to the Participant, then the Participant, as of the Valuation Date, shall forfeit a number of Award LTIP Units equal to the difference without payment of any consideration by the Partnership; thereafter the term Award LTIP Units will refer only to the Award LTIP Units that were not so forfeited and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the LTIP Units that were so forfeited. If the Earned LTIP Unit Equivalent is greater than the number of Award LTIP Units previously issued to the Participant, then, upon the performance of the calculations set forth in this Section 3(d): (A) the Company shall cause the Partnership to issue to the Participant, as of the Valuation Date, a number of additional LTIP Units equal to the difference; (B) such additional LTIP Units shall be added to the Award LTIP Units previously issued, if any, and thereby become part of this Award; (C) the Company and the Partnership shall take such corporate and partnership action as is necessary to accomplish the grant of such additional LTIP Units; and (D) thereafter the term Award LTIP Units will refer collectively to the Award LTIP Units, if any, issued prior to such additional grant plus such additional LTIP Units; provided that such issuance will be subject to the Participant confirming the truth and accuracy of the representations set forth in Section 14 hereof and executing and delivering such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws. If the Earned LTIP Unit Equivalent is the same as the number of Award LTIP Units previously issued to the Participant, then there will be no change to the number of Award LTIP Units under this Award pursuant to this Section 3.

(e) If any of the Award LTIP Units have been earned based on performance as provided in Section 3(c), subject to Section 4 hereof, the Earned LTIP Unit Equivalent shall become vested in the following amounts and at the following times, provided that the Continuous Service of the Participant continues through and on the applicable vesting date or the accelerated vesting date provided in Section 4 hereof, as applicable:

(i) 50 percent of the Earned LTIP Unit Equivalent shall become vested on the date the Committee determines the Earned LTIP Unit Equivalent;

(ii) 25 percent of the Earned LTIP Unit Equivalent shall become vested on April 1, 2019; and

(iii) 25 percent of the Earned LTIP Unit Equivalent shall become vested on April 1, 2020.

(f) Any Award LTIP Units that do not become vested pursuant to Section 3(e) or Section 4 hereof shall, without payment of any consideration by the Partnership, automatically and without notice be forfeited and be and become null and void, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Award LTIP Units.

4. Termination of Participant’s Service Relationship; Death and Disability.

(a) If the Participant is a party to a Service Agreement and ceases to be an employee of the Company or any of its affiliates, the provisions of Sections 4(b) through 4(d) hereof shall govern the treatment of the Participant’s Award LTIP Units exclusively. The foregoing sentence will be deemed an amendment to any applicable Service Agreement to the extent required to apply its terms consistently with this Section 4, such that, by way of illustration, any provisions of the Service Agreement with respect to accelerated vesting or payout or the lapse of forfeiture restrictions relating to the Participant’s incentive or other compensation awards in the event of certain types of terminations of the Participant’s service relationship with the Employer (such as, for example, termination at the end of the term, termination without Cause by the Employer or termination for Good Reason by the employee) shall not be interpreted as requiring that any calculations set forth in Section 3 hereof be performed or vesting occur with respect to this Award other than as specifically provided in this Section 4. In the event an entity ceases to be a Subsidiary or affiliate of the Company or the Partnership, such action shall be deemed to be a termination of employment of all employees of that entity for purposes of this Agreement, provided that the Committee or the Board, in its sole and absolute discretion, may make provision in such circumstances for lapse of forfeiture restrictions and/or accelerated vesting of some or all of the Participant’s remaining unvested Award LTIP Units that have not previously been forfeited, effective immediately prior to such event. If a Change of Control occurs, Section 5 hereof shall govern the treatment of the Participant’s Award LTIP Units exclusively.

(b) In the event of a termination of the Participant’s Continuous Service by (A) the Employer without Cause, (B) the Participant for Good Reason, (C) the Participant’s death, or (D) the Participant’s Disability prior to the Valuation Date (each, a “Qualified Termination”), the Participant will not forfeit the Award LTIP Units upon such termination, but the following provisions of this Section 4(b) shall modify the determination and vesting of the Earned LTIP Unit Equivalent for the Participant:

(i) the calculations provided in Section 3(d) hereof shall be performed as of the Valuation Date as if the Qualified Termination had not occurred;

(ii) the Earned LTIP Unit Equivalent calculated pursuant to Section 3(d) shall be multiplied by the Partial Service Factor (with the resulting number being rounded to the nearest whole LTIP Unit or, in the case of 0.5 of a unit, up to the next whole unit), and such adjusted number of LTIP Units shall be deemed the Participant’s Earned LTIP Unit Equivalent for all purposes under this Agreement; and

(iii) the Participant’s Earned LTIP Unit Equivalent as adjusted pursuant to Section 4(b)(ii) above shall no longer be subject to forfeiture pursuant to Section 3(e) hereof; provided that, notwithstanding that no Continuous Service requirement pursuant to Section 3(e) hereof will apply to the Participant after the effective date of a Qualified Termination, except in the case of death or Disability, the Participant will not have the right to Transfer (as defined in Section 9 hereof) his or her Award LTIP Units or request redemption of his or her Common Units under the Partnership Agreement until such dates as of which his or her Earned LTIP Unit Equivalent, as adjusted pursuant to Section 4(b)(ii) above, would have become vested pursuant to Section 3(e) absent a Qualified Termination. For the avoidance of doubt, the purpose of this Section 4(b)(iii) is to prevent a situation where Participants who have had a Qualified Termination would be able to realize the value of their Award LTIP Units or Common Units (through Transfer or redemption) before other Participants whose Continuous Service continues through the applicable vesting dates set forth in Section 3(e) hereof.

(c) In the event of a Qualified Termination after the Valuation Date, all unvested Award LTIP Units that have not previously been forfeited pursuant to the calculations set forth in Section 3(d) hereof shall no longer be subject to forfeiture pursuant to Section 3(e) hereof; provided that, notwithstanding that no Continuous Service requirement pursuant to Section 3(e) hereof will apply to the Participant after the effective date of a Qualified Termination, except in the case of death or Disability, the Participant will not have the right to Transfer (as defined in Section 9 hereof) his or her Award LTIP Units or request redemption of his or her Common Units under the Partnership Agreement until such dates as of which his or her Earned LTIP Unit Equivalent would have become vested pursuant to Section 3(e) absent a Qualified Termination. For the avoidance of doubt, the purpose of this Section 4(c) is to prevent a situation where Participants who have had a Qualified Termination would be able to realize the value of their Award LTIP Units or Award Common Units (through Transfer or redemption) before other grantees of Earned LTIP awards whose Continuous Service continues through the applicable vesting dates set forth in Section 3(e) hereof.

(d) In the event of a termination of the Participant’s Continuous Service other than a Qualified Termination, all Award LTIP Units except for those that, as of the date at such termination, both (i) have ceased to be subject to forfeiture pursuant to Sections 3(c) and (d) hereof and (ii) are vested pursuant to Section 3(e) hereof shall, without payment of any consideration by the Partnership, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Award LTIP Units.

5. Change in Control.

(a) If the Valuation Date occurs upon the date of a Change in Control on or before the first anniversary of the Effective Date, the provisions of Section 3 shall apply to determine the Earned LTIP Unit Equivalent except that (i) the number of LTIP Units earned under the Absolute TSR Component shall be measured against performance hurdles prorated to reflect the shortened Performance Period, and (ii) the resulting Earned LTIP Unit Equivalent shall be prorated to reflect the portion of the Performance Period that had elapsed as of the date of such Change in Control. If the Valuation Date occurs upon the date of a Change in Control after the first anniversary of the Effective Date, the Earned LTIP Unit Equivalent shall be determined as provided in the preceding sentence, but without proration of the Earned LTIP Unit Equivalent.

(b) The number of Earned LTIP Unit Equivalent determined under Section 3, as modified by Section 5(a), shall remain subject to vesting tied to Continuous Employment as provided in Section 3(e), except that the Participant shall become fully vested in the Earned LTIP Unit Equivalent if he is terminated without Cause or resigns for Good Reason within 18 months following the Change in Control.

(c) If the Change in Control occurs after the third anniversary of the Effective Date, and the Participant is terminated without Cause or resigns for Good Reason within 18 months following the Change in Control, the Participant shall become fully vested in the Earned LTIP Unit Equivalent.

(d) Notwithstanding the foregoing, if the Earned LTIP Unit Equivalent does not remain outstanding after a Change in Control, then the Participant shall become fully vested in the Earned LTIP Unit Equivalent upon the consummation of the Change in Control.

6. Distributions.

(a) The holder of the Award LTIP Units shall be entitled to receive distributions with respect to such Award LTIP Units to the extent provided for in the LP Agreement, as modified hereby.

(b) The Special LTIP Unit Full Distribution Participation Date (as defined in the LP Agreement) for the Award LTIP Units shall be the Valuation Date; provided that prior to such date Award LTIP Units shall be entitled to the Special LTIP Unit Sharing Percentage (as defined in the LP Agreement) (i.e., 10 percent) of regular periodic distributions.

For the avoidance of doubt, after the Valuation Date, Award LTIP Units, both vested and (until and unless forfeited pursuant to Section 3(f) or Section 4(d)) unvested, shall be entitled to receive the same distributions payable with respect to Common Units if the payment date for such distributions is after the Valuation Date, even though the record date for such distributions is before the Valuation Date.

(c) All distributions paid with respect to Award LTIP Units, both before and after the Valuation Date, shall be fully vested and non-forfeitable when paid, whether or not the underlying LTIP Units have been earned based on performance or have become vested based on the passage of time as provided in Section 3 or Section 4 hereof.

7. Changes in Capitalization. Without duplication with the provisions of Section 3(b) of the Plan, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or capital stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, or other similar change in the capital structure of the Company, or any distribution to holders of Common

Stock other than ordinary cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Administrator necessitates action by way of adjusting the terms of this Agreement, then and in that event, the Administrator shall take such action as shall be necessary to maintain the Participant’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement prior to such event, including, but not limited to, adjustments in the number of Award LTIP Units then subject to this Agreement and substitution of other awards under the Plan or otherwise.

8. Incorporation of Plan; Interpretation by Administrator. This Agreement is subject to the terms, conditions, limitations and definitions contained in the Plan, to the extent not inconsistent with the terms of this Agreement. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of this Agreement shall control. The Administrator may make such rules and regulations and establish such procedures for the administration of this Agreement, which are consistent with the terms of this Agreement, as it deems appropriate.

9. Restrictions on Transfer.

(a) Except as otherwise permitted by the Administrator, none of the Award LTIP Units granted hereunder nor any of the common units of the Partnership into which such Award LTIP Units may be converted (the “Award Common Units”) shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, or encumbered, whether voluntarily or by operation of law (each such action a “Transfer”) and the Exchange Right (as defined in the LP Agreement) may not be exercised with respect to the Award Common Units, provided that, at any time after the date that (i) the Award LTIP Units vest and (ii) is two years after the Grant Date, (A) Award LTIP Units or Award Common Units may be Transferred to a charity or to the Participant’s Family Members (as defined below) by gift or domestic relations order, provided that the transferee agrees in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement and that subsequent Transfers shall be prohibited except those in accordance with this Section 9 and (B) the Exchange Right may be exercised with respect to Award Common Units, and Award Common Units may be Transferred to the Partnership or the Company in connection with the exercise of the Exchange Right, in accordance with and to the extent otherwise permitted by the terms of the LP Agreement. Additionally, all Transfers of Award LTIP Units or Award Common Units must be in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933, as amended, the “Securities Act”) and the applicable terms and conditions of the LP Agreement. In connection with any Transfer of Award LTIP Units or Award Common Units, the Partnership may require the Participant to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award LTIP Units or Award Common Units not in accordance with the terms and conditions of this Section 9 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any Award LTIP Units or Award Common Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any Award LTIP Units or Award Common Units. Except as otherwise provided herein, this Agreement is personal to the Participant, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

(b) For purposes of this Agreement, “Family Member” of a Participant, means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant of the Participant), a trust in which these persons (or the Participant) own more than 50 percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests.

10. Legend. The records of the Partnership and any other documentation evidencing the Award LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the Plan and in the LP Agreement.

11. Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the Award LTIP Units granted hereunder, the Participant will pay to the Company or, if appropriate, any of its Subsidiaries, or make arrangements satisfactory to the Administrator regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The Company may cause the required minimum tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Participant in respect of the Participant’s exercise of the Exchange Right a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

12. Amendment; Modification. This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Participant acknowledges that the Plan may be amended or discontinued in accordance with Section 19 thereof and that this Agreement may be amended or canceled by the Administrator, on behalf of the Company and the Partnership, in each case for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect the Participant’s rights under this Agreement without the Participant’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. The failure of the Participant or the Company or the Partnership to insist upon strict compliance with any provision of this Agreement, or to assert any right the Participant or the Company or the Partnership, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

13. Complete Agreement. Other than as specifically stated herein or as otherwise set forth in any employment, change in control or other agreement or arrangement to which the Participant is a party which specifically refers to the Award LTIP Units or to the treatment of compensatory equity held by the Participant generally, this Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

14. Investment Representation; Registration. The Participant hereby makes the covenants, representations and warranties set forth on Exhibit B attached hereto as of the Grant Date. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Participant. The Participant shall promptly notify the Partnership upon discovering that any of the representations or warranties set forth on Exhibit B was false when made or have, as a result of changes in circumstances, become false. The Partnership will have no obligation to register under the Securities Act any of the Award LTIP Units or upon conversion or exchange of the Award LTIP Units into other limited partnership interests of the Partnership.

15. No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Participant in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Participant at any time.

16. No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

17. Status of Award LTIP Units under the Plan. The Award LTIP Units are both issued as equity securities of the Partnership and granted as “Units” under the Plan. The Company will have the right at its option, as set forth in the LP Agreement, to issue Stock in exchange for partnership units into which Award LTIP Units may have been converted pursuant to the LP Agreement, subject to certain limitations set forth in the LP Agreement, and such Stock, if issued, will be issued under the Plan. The Participant acknowledges that the Participant will have no right to approve or disapprove such election by the Company.

18. Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Award LTIP Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

19. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to any principles of conflicts of law which could cause the application of the laws of any jurisdiction other than the State of Maryland.

20. Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

21. Notices. Notices hereunder shall be mailed or delivered to the Employer at its principal place of business at 1633 Broadway, Suite 1801, New York, New York 10019 and shall be mailed or delivered to the Participant at the address on file with the Employer or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

22. Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

23. Successors and Assigns. The rights and obligations created hereunder shall be binding on the Participant and his or her heirs and legal representatives and on the successors and assigns of the Partnership.

24. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company and its agents may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Participant (i) authorizes the Company to collect, process, register and transfer to its agents all Relevant Information; and (ii) authorizes the Company and its agents to store and transmit such information in electronic form. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law and to the extent necessary to administer the Plan and this Agreement, and the Company and its agents will keep the Relevant Information confidential except as specifically authorized under this paragraph.

25. Electronic Delivery of Documents. By accepting this Agreement, the Participant (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing; (iii) further acknowledges that he or she may revoke his or her consent to electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that he or she is not required to consent to electronic delivery of documents.

PARAMOUNT GROUP, INC.

By:
Albert P. Behler
Chairman, Chief Executive Officer and President

PARAMOUNT GROUP OPERATING PARTNERSHIP LP

By:	PARAMOUNT GROUP, INC., its General Partner

By:
Albert P. Behler
Chairman, Chief Executive Officer and President

PARTICIPANT

Name:
Address:

EXHIBIT A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Participant, desiring to become one of the within named Limited Partners of Paramount Group Operating Partnership LP, hereby becomes a party to the Agreement of Limited Partnership of Paramount Group Operating Partnership LP, as amended through the date hereof (the “Partnership Agreement”). The Participant agrees that this signature page may be attached to any counterpart of the Partnership Agreement. By accepting this Agreement, the Participant acknowledges that this grant of Award LTIP Units is in full and complete satisfaction of any equity rights he or she may have in the Company, the Operating Partnership or any of their affiliates or any prior oral or written understanding with regard to any grant of equity rights by the Company, the Operating Partnership or any of their affiliates or shareholders and the Participant waives his or her rights to assert any claims against the Company, the Operating Partnership or any of their affiliates or shareholders with respect to any equity rights.

Signature Line for Limited Partner:

By:

Name:
Date:

Address of Limited Partner:

EXHIBIT B

PARTICIPANT’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Participant hereby represents, warrants and covenants as follows:

(a) The Participant has received and had an opportunity to review the following documents (the “Background Documents”):

(i) The Company’s Form S-11, as amended;

(ii) The Agreement of Limited Partnership of Paramount Group Operating Partnership LP;

(iii) The Company’s 2014 Equity Incentive Plan,; and

(iv) The Company’s Articles of Incorporation.

The Participant also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Participant as a holder of Award LTIP Units shall not constitute an offer of Award LTIP Units until such determination of suitability shall be made.

(b) The Participant hereby represents and warrants that

(i) The Participant either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act, or (B) by reason of the business and financial experience of the Participant, together with the business and financial experience of those persons, if any, retained by the Participant to represent or advise him or her with respect to the grant to him or her of LTIP Units, the potential conversion of LTIP Units into common units of the Partnership (“Common Units”) and the potential redemption of such Common Units for shares of Stock (“Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Participant (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his or her own interest or has engaged representatives or advisors to assist him or her in protecting his or her its interests, and (III) is capable of bearing the economic risk of such investment.

(ii) The Participant understands that (A) the Participant is responsible for consulting his or her own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Participant is or by reason of the award of LTIP Units may become subject, to his or her particular situation; (B) the Participant has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Participant provides or will provide services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Participant believes to be necessary and appropriate to make an informed decision to accept this Award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Participant has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Participant has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Participant to verify the accuracy of information conveyed to the Participant. The Participant confirms that all documents, records, and books pertaining to his or her receipt of LTIP Units which were requested by the Participant have been made available or delivered to the Participant. The Participant has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Participant has relied upon, and is making his or her decision solely upon, the Background Documents and other written information provided to the Participant by the Partnership or the Company. The Participant did not receive any tax, legal or financial advice from the Partnership or the Company and, to the extent it deemed necessary, has consulted with his or her own advisors in connection with his or her evaluation of the Background Documents and this Agreement and the Participant’s receipt of LTIP Units.

(iii) The LTIP Units to be issued, the Common Units issuable upon conversion of the LTIP Units and any Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Participant for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Participant’s right (subject to the terms of the LTIP Units, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his or her or her LTIP Units, Common Units or Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his or her assets being at all times within his or her control.

(iv) The Participant acknowledges that (A) neither the LTIP Units to be issued, nor the Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Participant contained herein, (C) such LTIP Units, or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Common

Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Common Units for Shares, the Company currently intends to issue such Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Participant is eligible to receive such Shares under the Plan at the time of such issuance and (II) the Company maintains an effective Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such Shares. The Participant hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement and this Agreement, the Participant may have to bear the economic risk of his or her ownership of the LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.

(v) The Participant has determined that the LTIP Units are a suitable investment for the Participant.

(vi) No representations or warranties have been made to the Participant by the Partnership or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and the Participant has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in this Paragraph (b).

(c) So long as the Participant holds any LTIP Units, the Participant shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(d) The address set forth on the signature page of this Agreement is the address of the Participant’s principal residence, and the Participant has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

(e) The representations of the Participant as set forth above are true and complete to the information and belief of the Participant, and the Partnership shall be notified promptly of any changes in the foregoing representations.

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